Exhibit 99.1

omniQ Receives Contract to Deploy AI Based Technology at Philadelphia International Airport

●	omniQ’s AI Based EZ Edge™ VRS (Vehicle Recognition System) automates and monitors entry and exits of vehicles to regulate and facilitate ride share traffic and ease congestion

●	EZ Edge™ will be deployed at Philadelphia International Airport for machine vision monitoring of Lanes for Transportation Network Companies (TNC) including Uber, Lyft and, Taxis, to help manage entrance to the TNC lot.

●	EZ Edge™ operates on edge-based processing using our proprietary deep learning convolutional neural network engine and is enhanced with omniQ’s virtual loop technology for easy installation

●	omniQ’s AI based solutions are already deployed in over three dozen Airports in the United States including New York JFK, New York LaGuardia, Newark, Miami, Los Angeles, Dallas-Fort Worth and others.

●	Contract follows recently announced new purchase agreements to deploy omniQ’s AI Based solutions at Georgia State University and in a Multi-Billion Dollar Medical Center.

SALT LAKE CITY — omniQ Corp (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI) and IoT - based solutions, announced today that it has received a contract at Philadelphia International Airport, to deploy its AI Based, EZ Edge™ VRS Deployment Kit which automates and monitors entry and exits of vehicles at the TNC Lane. EZ Edge™ operates on edge-based processing using our deep learning convolutional neural network engine along with our latest virtual loop technology.

EZ Edge™ will be deployed at Philadelphia International Airport’s TNC Lane for transportation network companies including Uber, Lyft, Taxis, to help manage entrance to the TNC lot.

Through a unique third party integration with omniQ, EZ Edge™ enables tracking of TNC vehicles on airport property as geofencing technology identifies the TNC vehicle and sends data, including the license plate number, on the approaching vehicle to omniQ. Third party partners incorporate reporting and payment portals to correctly charge the TNC vehicles.

Upon EZ Edge™ detection & identification of the vehicle as it approaches the TNC holding lot, EZ Edge™ vends the gate and allows the driver to enter. omniQ Virtual Loop Technology is configured so that there are no physical ground loops needed to be cut into the pavement simplifying the installation and costs. The solution is AI Machine Vision based, and virtually detects objects and identifies the vehicles. The solution further assists in curb management, congestion, wait times, access control and correct billing for using the airport for pick-up and drop-off.

omniQ’s CEO, Shai Lustgarten stated, “Our AI based solution is proven to be effective in improving safety, traffic flow, parking management and law enforcement for Airports, Educational Campuses, Hospitals, Cities and Homeland Security Authorities. Our proprietary patented technology based on deep learning Neural Network models is our main marketing advantage. Following the recently announced new contracts with Georgia State University and the Medical Center we are pleased to be working with our partners at the Philadelphia International Airport (PHL) which serves more than 30 million passengers annually. PHL customers are eager to enter and exit the airport, often via TNC vehicles. EZ Edge™ AI-based technology enables more effective monitoring, security and management of the TNC lane, eases congestion and helps the airport, TNC drivers and passengers save time and money.”

“This is a new application for our AI based Vehicle Recognition technology and adds to our AI based machine vision leadership in airports joining many others like ATL, LAX, DFW, JFK, EWR, FLL and DTW that have experienced the incredible benefits in accuracy, speed and reliability of our solutions,” concluded Mr. Lustgarten.

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contacts:

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com